UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 11, 2012

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT

Acquisition of HSE Integrated Ltd.

On July 11, 2012, DXP Enterprises, Inc. ("DXP") completed the acquisition of HSE Integrated Ltd. ("HSE").  Through its wholly-owned subsidiary, DXP Canada Enterprises Ltd., DXP acquired all of the outstanding common shares of HSE by way of a plan of arrangement under the Business Corporations Act (Alberta) (the "Arrangement").  Pursuant to the Arrangement, HSE shareholders received CDN $1.80 in cash per each common share of HSE held.  The total transaction value is approximately $85 million, including approximately $4 million in debt and approximately $3 million in transaction costs.  The purchase price was financed with borrowings under DXP’s new $325 million credit facility.  The arrangement Agreement is filed as Exhibit 10.1 and 10.2 to this report.

Credit Facility

On July 11, 2012 DXP Enterprises, Inc. (“DXP”) entered into a credit facility (the "Facility") with Wells Fargo Bank, National Association, as Issuing Lender, Swingline Lender and Administrative Agent for the lenders.  The Facility consists of a $100 million term loan and a revolving credit facility that provides a $225 million line of credit to the Company.  This Facility replaces the Company's prior credit facility, which was last amended on December 30, 2011 and consisted of a $200 million revolving credit facility.

The new facility expires on July 11, 2017.  The Facility contains financial covenants defining various financial measures and levels of these measures with which the Company must comply. Covenant compliance is assessed as of each quarter end.  EBITDA is defined under the Facility for financial purposes means for any period, the sum of the following determined on a Consolidated basis, without duplication, for the US Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes payable during such period, (ii) Consolidated Interest Expense for such period, and (iii) amortization, depreciation and other non-cash charges for such period (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity-incentive programs, (v) (A) one-time cash commissions, fees or other expenses incurred in connection with the Transactions and, to the extent permitted hereunder, any Subordinated Indebtedness, Investments (including the HSE Acquisition) or Asset Dispositions, only to the extent that such cash commissions, fees or other expenses are incurred within six (6) months following the occurrence of the applicable transaction, and (B) integration costs, facility consolidation and closing costs, severance costs and expenses and one-time compensation costs in connection with the HSE Acquisition or any Permitted Acquisition, only to the extent that such costs and expenses are incurred within twelve (12) months following the consummation of the applicable transaction; provided that the sum of all such amounts permitted pursuant to the foregoing clauses (b)(v)(A) and (B) for such period shall not exceed 5% of EBITDA (prior to giving effect to this clause (b)(v)) for such period, (vi) write-down of cash expenses incurred in connection with the Existing Credit Agreement and (vii) extraordinary losses during such period (excluding extraordinary losses from discontinued operations) less (c) interest income and any extraordinary gains during such period.

The Company’s borrowings under the revolving credit portion of the Facility and letters of credit outstanding under the Facility at each calendar quarter-end must be less than an asset test measured as of the same calendar quarter-end. The asset test is defined under the Facility as the sum of 90% of the Company’s net accounts receivables plus 65% of net inventory. The Company’s borrowing and letter of credit capacity under the revolving credit portion of the Facility at any given time is $225 million less borrowings under the revolving credit facility and letters of credit outstanding, subject to the asset test described above.

The revolving credit portion of the Facility provides the option of interest at LIBOR plus a margin ranging from 1.25% to 2.25% or prime plus a margin of minus 0.25% to 1.25%.  The initial LIBOR based rate on the revolving credit portion of the Facility is LIBOR plus 1.75%.  Commitment fees of 0.20% to 0.40% per annum are payable on the portion of the Facility capacity not in use for borrowings or letters of credit at any given time.  The term loan provides the option of interest at LIBOR plus a margin ranging from 1.50% to 2.50% or prime plus a margin of 0.50% to 1.50%.  The initial LIBOR based rate for the term loan is LIBOR plus 2.00%.  Borrowings under the Facility are secured by all of the Company’s accounts receivable, inventory, general intangibles and non real estate property and equipment.

The Facility’s principal financial covenants include:

Fixed Charge Coverage Ratio – The Facility requires that the Fixed Charge Coverage Ratio for the 12 month period ending on the last day of each quarter be not less than 1.25 to 1.0.  “Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA for the period of four consecutive fiscal quarters ending on such date minus Capital Expenditures during such period (excluding Acquisitions) minus tax expense paid by the US Borrower and its Subsidiaries on a Consolidated basis in cash during such period for taxes based on income minus the aggregate amount of Restricted Payments made pursuant to the Facility.  Consolidated Fixed Charges means, for any period, the sum of the following for such period determined on a Consolidated basis for the US Borrower and its Subsidiaries in accordance with GAAP (without duplication): (a) Consolidated Interest Expense paid in cash, (b) scheduled principal payments in respect of long term Indebtedness and (c) the current portion of Capital Lease Obligations

Leverage Ratio -  The Facility requires that the Company’s Leverage Ratio, determined on a rolling four quarter basis, not exceed 3.5 to 1.0 as of each quarter end, stepping down to 3.25 to 1.0 beginning the quarter ending June 30, 2015 and thereafter. Leverage Ratio means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness on such date to (b) EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.  Consolidated Funded Indebtedness means, as of any date of determination with respect to the US Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of all Indebtedness (other than Indebtedness in respect of obligations under any undrawn letter of credit) of the US Borrower and its Subsidiaries

The foregoing description does not purport to be a complete statement of the parties' rights and obligations under the Facility.  The above description is qualified in its entirety by reference to the Credit Agreement by and among DXP Enterprises, Inc., as US Borrower, DXP Canada Enterprises Ltd., as Canadian Borrower, and Wells Fargo Bank, National Association, as Issuing Lender, Swingline Lender and Administrative Agent for the lenders, dated as of July 11, 2012, which is filed as Exhibit 10.3 to this current report.

ITEM 7.01  REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On July 12, 2012, DXP Enterprises, Inc., issued a press release announcing the acquisition of all of the shares of HSE Integrated Ltd., a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference.  Such exhibit (i) is furnished pursuant to Item 7.01 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements for Businesses Acquired

The financial statements required to be filed with respect to the acquired business described in Item 1.01 have not been filed in this initial Current Report on Form 8-K.  Instead, financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01 (a)(4) of Form 8-K.

Pro Forma Financial Information

The pro forma statements required to be filed with respect to the acquired business described in Item 1.01 have not been filed in this initial Current Report on Form 8-K.  Instead, financial statements will be filed by amendment within 71 calendar days after the due date for the initial filing of this Current Report on Form 8-K with the Securities and Exchange Commission, as permitted by Item 9.01 (b)(2) of Form 8-K.

The following exhibits are included herein:

10.1
Arrangement Agreement, dated as of April 30, 2012, whereby DXP Enterprises, Inc. agreed to acquire all of the shares of HSE Integrated Ltd., (incorporated by reference to Exhibit 10.1 to the Company's Current Report on From 8-K, filed with the Commission on May 1, 2012).

10.2
Schedule A to the Arrangement Agreement dated April 30, 2012 between HSE Integrated Ltd., DXP Canada Enterprises Ltd. and DXP Enterprises, Inc., Plan of Arrangement Under Section 193 of the Business Corporations Act (Alberta) (amended as of and effective June 28, 2012).

10.3
Credit Agreement by and among DXP Enterprises, Inc., as US Borrower, DXP Canada Enterprises Ltd., as Canadian Borrower, and Wells Fargo Bank, National Association, as Issuing Lender, Swingline Lender and Administrative Agent for the Lenders, dated as of July 11, 2012.

99.1	Press Release dated July 12, 2012 announcing the acquisition of all of the shares of HSE Integrated Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DXP ENTERPRISES, INC.
(Registrant)

By:  /s/Mac McConnell
           Mac McConnell
           Senior Vice President/Finance and Chief Financial Officer

Dated: July 12, 2012